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Invesco Senior Loan Fund                                           SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending:       2/29/2016
File number :            811-05845
Series No.:              1

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
       72DD.         1  Total income dividends for which record date passed during the period. (000's Omitted)
                        Class A                    $  9,352
                     2  Dividends for a second class of open-end company shares (000's Omitted)
                        Class B                    $    257
                        Class C                    $  7,971
                        Class Y                    $    109
                        Class IB                   $ 38,944
                        Class IC                   $  3,103

        73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
                     1  Dividends from net investment income
                        Class A                    $ 0.3895
                     2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                        Class B                    $ 0.3895
                        Class C                    $ 0.3373
                        Class Y                    $ 0.4077
                        Class IB                   $ 0.4079
                        Class IC                   $ 0.3974

        74U.         1  Number of shares outstanding (000's Omitted)
                        Class A                      19,799
                     2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                        Class B                         415
                        Class C                      19,961
                        Class Y                         191
                        Class IB                     90,042
                        Class IC                      7,511

        74V.         1  Net asset value per share (to nearest cent)
                        Class A                    $   5.81
                     2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                        Class B                    $   5.81
                        Class C                    $   5.82
                        Class Y                    $   5.81
                        Class IB                   $   5.81
                        Class IC                   $   5.81
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